10.11

                        Stock Compensation Plan for CEO

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                        TESSCO TECHNOLOGIES INCORPORATED

               STOCK COMPENSATION PLAN FOR CHIEF EXECUTIVE OFFICER

                                JANUARY 15, 1996

Purpose

         The purpose of this Stock Compensation Plan for Robert B. Barnhill, Jr. (this "Plan") is to provide Mr. Barnhill with a long-term incentive which is consistent with the Company's strategic goals and the creation of stockholder value and which continues to align Mr. Barnhill's interests with those of the stockholders of the Company.

Option Grants

         Effective as of the last business day of the second month of each fiscal quarter, commencing on February 29, 1996, Mr. Barnhill will be granted an option to purchase 10,000 shares of Common Stock of the Company, at an exercise price equal to the Fair Market Value of the Common Stock (as defined in the Company's 1994 Stock and Incentive Plan), plus, in the event the option is an incentive stock option, 10%. To the extent possible, such options shall be incentive stock options, and will contain such other terms and conditions as are typically contained in options granted under the Company's 1994 Stock and Incentive Plan.

Stockholder Approval

         The Company will promptly seek approval from the stockholders of the Company to an increase in the number of shares covered by the 1994 Stock and Incentive Plan necessary to permit the grant of options to Mr. Barnhill contemplated by this Plan, and will take such other actions as may be necessary or appropriate to allow for the option grants contemplated by this Plan.

Term of this Plan

         This Plan will continue in force and effect until terminated by either the Company or Mr. Barnhill by written notice to the other, provided that the Company shall be obligated to grant the options contemplated by this Plan for any quarter during which this Plan is terminated.

Further Actions

         Both the Company and Mr. Barnhill will take such actions as the other reasonably requests to facilitate the purposes of this Plan.